Exhibit 99.2

Retirement Transition Agreement

August 10, 2007

Robert B. Coutts

Lockheed Martin Corporation

Executive Vice President, Electronics Systems

6801 Rockledge Drive

Bethesda, MD 20817

Dear Mr. Coutts:

This letter agreement (this “Agreement”) sets forth the agreement between Lockheed Martin Corporation (the “Corporation”) and you concerning your voluntary retirement from the Corporation.

1. Change in Position; Retirement. Effective as of September 1, 2007, you will step down voluntarily as Executive Vice President—Electronic Systems, but will remain an elected Executive Vice President of the Corporation reporting to Robert J. Stevens, Chairman, President, and Chief Executive Officer. As an elected officer and Executive Vice President, you will continue to be entitled to all the benefits of an Executive Vice President, subject to the terms of this Agreement. Effective with the next board meeting of such subsidiary, you also will resign your positions as an officer and director of all subsidiaries of the Corporation and of other entities for which you are serving as an officer or director at the Corporation’s request. During the period from September 1, 2007 to March 31, 2008, you will assist in the orderly transition of your responsibilities and knowledge to your successor as Executive Vice President—Electronic Systems and will perform such other duties as may be assigned to you by the Chairman, President and Chief Executive Officer or the Senior Vice President, Human Resources. Your employment will terminate effective at the close of business on March 31, 2008 and your retirement will be effective as of April 1, 2008, provided that you accept the terms of this Agreement and do not revoke your acceptance as provided for in paragraph 16.

2. Benefits. In consideration of the Corporation entering into this Agreement and the benefits provided herein, you will receive the benefits set forth in this paragraph 2 (collectively, the “Benefits”):

(a) Compensation. You will remain on the Corporation’s payroll through March 31, 2008. During this period, you will continue to receive base pay at your current rate of $900,000 annually, with payments to be made on the Corporation’s regular pay days, less appropriate deductions for federal and state withholdings, other applicable taxes, and any lawfully authorized or required payroll deductions. On or around March 31, 2008, you will be issued a final paycheck that will include payment for all accrued but unused vacation as of March 31, 2008.

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(b) Employee Benefit Plans. During the period set forth in paragraph 2(a), you may continue to participate in those employee benefit plans of the Corporation in which you currently participate, except that you will not be eligible for additional equity incentive grants or long term incentive performance awards under the Corporation’s long term incentive plans. Except as provided for in paragraph 2(c) and paragraph 2(d), your active employee benefits will cease on March 31, 2008.

(c) MICP Bonus.

(i) Following the January 2008 meeting of the Management Development and Compensation Committee, you will receive a calendar year 2007 bonus under the Corporation’s Management Incentive Compensation Plan (“MICP”) based on your base pay rate at the time of $900,000, subject to applicable withholding and other taxes. This bonus will be calculated based on the following:

a. Your individual rating will be determined by the Board of Directors as provided for in the MICP at the same time it determines the individual ratings for other participants in the MICP, but in no event will your individual rating be lower than 1.20; and

b. The organizational rating under the MICP will be the actual organizational rating for Corporate Headquarters as determined by the Board of Directors under the MICP for calendar year 2007.

(ii) On or about October 1, 2008 (but in no event before the date that is six months after March 31, 2008), you will receive a payment in lieu of a calendar year 2008 bonus under the Corporation’s MICP based on your base pay rate at March 31, 2008 of $900,000, subject to applicable withholding and other taxes, provided that on or after April 1, 2008 and no later than April 8, 2008, you execute a Second Release of Claims, in the form attached hereto as Appendix A and you do not revoke the Second Release of Claims prior to the revocation date specified in the Second Release of Claims. This bonus will be calculated based on the following:

a. For purposes of this Agreement only, you will be assigned an individual rating for 2008 of 1.20; and

b. For purposes of this Agreement only, the organizational rating under the MICP for 2008 will be considered to be 1.30.

(d) Retirement and Post Employment Benefits. Following your retirement, subject to the terms and conditions of the applicable benefit plans and arrangements with the Corporation, you will be entitled to participate in those post-employment health benefits that you are eligible to receive as of the date of your retirement and will be entitled to any vested benefits you are entitled to receive under the Corporation’s retirement plans or programs in which you participate as of the date of your retirement.

(e) Additional Payments. On or about October 1, 2008 (but in no event before the date that is six months after March 31, 2008), you will receive an aggregate payment of $900,000, subject to applicable withholding and other taxes. Provided that you have complied

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in all respects with the terms and conditions of this Agreement, including but not limited to the provisions of paragraph 13, on or about April 1, 2010, you will receive an aggregate payment of $500,000, subject to applicable withholding and other taxes. Your right to receive the payments set forth in this paragraph 2(e) is further subject to and conditioned upon the execution by you, on or after April 1, 2008 and no later than April 8, 2008, of a Second Release of Claims, in the form attached hereto as Appendix A, and your failure to revoke the Second Release of Claims prior to the revocation date specified therein.

(f) Employee’s Death or Disability after March 31, 2008. In the event you become disabled (within the meaning of Section 409A of the Internal Revenue Code) following March 31, 2008, the obligations and rights of the parties under this Agreement shall be unaffected. In the event of your death following March 31, 2008, any remaining payments will be paid in a single lump sum to your estate as soon as practicable following notice to the Corporation of your death.

3. Other Compensation and Benefits. Except for the MICP payment specified in paragraph 2(c) and the additional payments specified in paragraph 2(e), in light of the continuation of your employment relationship with the Corporation until March 31, 2008, you agree that you will not be entitled to and will not receive any severance or termination benefits in connection with your termination of employment with the Corporation, including but not limited to severance or termination benefits under the Corporation’s existing or any future severance pay policies or plans. By entering into this Agreement, with the exception of the Benefits, you agree to forego all severance or termination benefits in connection with your termination of employment with the Corporation, including but not limited to severance or termination benefits under the Corporation’s existing or any future severance pay policies or plans.

4. Employee’s Acknowledgment. You hereby affirm that you understand and acknowledge that a significant portion of the Benefits being provided to you by the Corporation under this Agreement are beyond any that otherwise are or would be owed to you by the Corporation, and that the Benefits are being provided to you in consideration for your entering into this Agreement, including but not limited to the Releases of Claims set forth in paragraph 9 and in Appendix A and the covenants set forth in paragraph 13.

5. Nondisclosure. You acknowledge that during the course of your employment with the Corporation you have acquired, and may have generated, a substantial amount of information that the Corporation deems confidential and/or proprietary to the Corporation and/or subject to attorney client privilege. In addition, you have had access to certain third-party information that has been provided to the Corporation on a confidential basis. You agree that you may not use or disclose or allow the use or disclosure by others of any Corporation confidential, proprietary or attorney client privileged information, or any information of others provided to the Corporation on a confidential basis, without the prior express written consent of the Corporation. You agree that this requirement is not limited in time and will cover information obtained by continued access given to you to the Corporation’s intranet following March 31, 2008.

6. Disclosure of this Agreement. You understand and agree that the Corporation is required to disclose the existence and terms of this Agreement, and to file a copy of this Agreement with the Securities and Exchange Commission as an exhibit to its periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You consent to any such disclosure and filings deemed necessary or appropriate and made by the Corporation under the Exchange Act and pursuant to any other laws or regulations.

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7. Non-Disparagement. You agree that you will not make any statements, whether verbal or written, that disparage or may reasonably be interpreted to disparage the Corporation or its stockholders, directors, officers, employees, agents, attorneys, representatives, technology or products with respect to any matter whatsoever. The Corporation agrees not to make any statements, whether verbal or written, that disparages or may reasonably be interpreted to disparage you or your performance as an officer and employee of the Corporation. You and the Corporation acknowledge and agree that neither this provision nor any other provision of this Agreement affects your obligations or the Corporation’s obligations to cooperate with any government investigation or to respond truthfully to any lawful governmental inquiry or to give truthful testimony in court.

8. Cooperation in Litigation and Investigations. From March 31, 2008 until April 1, 2013, you agree and covenant that you will, to the extent reasonably requested by the Corporation, cooperate with the Corporation in any pending or future litigation or investigations in which the Corporation or any of its subsidiaries or affiliates is a party and regarding which you, by virtue of your employment with the Corporation or any of its subsidiaries or affiliates, have knowledge or information relevant to the litigation or investigation. You further agree and covenant that, in any such litigation or investigation, you will, without the necessity of a subpoena, provide truthful testimony relevant to the litigation or investigation in any jurisdiction in which the Corporation requests. The Corporation will reimburse you for reasonable expenses incurred by you in complying with this paragraph 8 to the extent such expenses are incurred on or after March 31, 2008 provided that the Corporation has authorized the incurrence of such expenses in advance.

9. Release. In consideration of the Benefits being provided to you under this Agreement, which, absent this Agreement, a significant portion of which you otherwise would not be entitled to receive, you, on behalf of yourself, your heirs, estate, executors, administrators, representatives, successors and assigns, and anyone claiming to be acting on your behalf or in your interest, hereby irrevocably and unconditionally release, acquit and forever discharge the Corporation, its affiliates, subsidiaries, benefit plans, related companies, partnerships and joint ventures, and their former, current and future officers, directors, shareholders, partners, employees, fiduciaries, agents, attorneys, insurers and representatives, whether acting in their individual or official capacities, and all persons acting by, through, or in concert with any of them, and all their predecessors, successors and assigns (all of which are hereinafter collectively referred to as the “Released Parties”), from any and all claims, demands, losses, liabilities, and causes of action or similar rights of any type arising or accruing on or before the date this Agreement is executed (whether known or unknown), as a result of or because of any act, omission, or failure to act by the Released Parties, including but not limited to those arising out of or relating in any way to your employment by, association with, or termination of employment with the Corporation (hereinafter collectively referred to as “Claims”). THIS IS A GENERAL RELEASE, subject only to the specific exceptions set forth in subparagraphs 9(b), (c) and (d).

(a) These Claims include, but are not limited to, any claims for monetary damages, wages, bonuses, commissions, unused sick pay, severance or similar benefits, expenses, attorneys’ fees or other indemnities, or other personal remedies or damages sought in

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any legal proceeding or charge filed with any court arising under the Age Discrimination in Employment Act (“ADEA”), including but not limited to the Older Workers Benefit Protection Act (“OWBPA”), except as it relates to the validity of this release under the ADEA as amended by the OWBPA, and Executive Order 11141, Executive Order 11246, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Federal Equal Pay Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the Uniformed Services Employment and Reemployment Rights Act, the Employee Retirement Income Security Act, the Workers Adjustment and Retraining Notification Act, the Fair Labor Standards Act, Article 49B of the Annotated Code of Maryland, the Maryland Equal Pay Act, and the Maryland Declaration of Rights, Montgomery County Code, Chapter 27, Article I, Section 27-1. The Claims released include, but are not limited to, claims arising under any other federal, state, or local laws or regulations restricting an employer’s right to terminate employees, or otherwise regulating employment, including but not limited to any federal, state, or local law enforcing express or implied employment contracts or covenants; any other federal, state or local laws providing relief for alleged wage and hour violations; wrongful discharge; breach of contract, including any and all tort claims, including but not limited to, physical or personal injury in any way related to your employment or termination of employment; emotional distress or stress claims in any way related to your employment or termination of employment, intentional or negligent infliction of emotional distress, fraud, negligent misrepresentation, defamation, invasion of privacy, violation of public policy and similar or related claims and any and all claims arising under common law. The claims released include claims that in any way are brought by or on behalf of the government, whether or not the government joins the action such as in the case of a qui tam.

(b) Without limiting the generality of the foregoing, you agree not to file any lawsuit seeking monetary damages for yourself and asserting any claims that are lawfully released in paragraph 9(a). You further hereby irrevocably and unconditionally waive any and all rights to recover any relief and damages concerning the claims that are lawfully released in paragraph 9(a).

(c) Notwithstanding the foregoing, you are not releasing (1) your right to enforce this Agreement; (2) any rights to benefits you may have under the Corporation’s retirement plans or programs; (3) any claims arising under any Federal or state securities laws that you may have as a stockholder of the Corporation; (4) any claims for unemployment compensation; (5) any claims for benefits under the Maryland Workers Compensation Act; (6) any claims solely relating to the validity of this Release of Claims under the ADEA, as amended, (7) any indemnification rights, under the same eligibility rules, as afforded to all other current or former officers of the Corporation pursuant to the Corporation’s bylaws and/or applicable state law; or (8) your right to file a charge with the U.S. Equal Employment Opportunity Commission or any similar state or local government agency.

(d) No Federal, state or local government agency is a party to this Agreement, and none of the provisions of this Agreement restrict or in any way affect a government agency’s authority to investigate or seek relief in connection with any of the Claims. However, if a government agency were to pursue any matters falling within the Claims, which it is free to do, you and the Corporation agree that, as between you and the Corporation, this Agreement will control as the exclusive remedy and full settlement of all such Claims by you for money damages. The Agreement is a binding contract between two private parties—you and the Corporation. Therefore, the Agreement affects the two parties’ rights only, with no impact on any government agency.

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(e) You hereby represent and warrant that you have not previously filed or joined in any Claims released herein against any of the Released Parties or assigned any Claims described in this Release to any third parties.

10. Acceptance of Other Employment. Until March 31, 2008, you will not accept employment from or provide any service to any other entity or person and will not serve as a consultant to or independent contractor for any other entity or person. You may serve as a member of non-Lockheed Martin boards of directors, whether for profit or not for profit entities, provided that the Corporation determines that your service on those boards of directors does not create any actual or apparent conflict of interest with the Corporation; provided however, that the Corporation has consented to your service as a member of the Board of Directors of Hovanian Enterprises and Stanley Corporation. Notwithstanding the foregoing, if you desire to accept employment with any other entity or person or desire to serve as a consultant or independent contractor to any other entity or person prior to March 31, 2008, you may do so provided that you give advance written notice to the Senior Vice President, Human Resources, in which case (a) your employment by the Corporation will terminate on the date you begin such employment or begin any such engagement as a consultant or independent contractor; (b) on the date on which you begin such employment or begin any such engagement as a consultant or independent contractor, the Corporation will cease payment to you of any remaining salary that you otherwise would have been paid through March 31, 2008; (c) the date on which you begin such employment or begin any such engagement as a consultant or independent contractor will be deemed to be your employment termination date for purposes of applying the terms of the award agreements pursuant to which you were granted restricted stock units (“RSUs”), restricted stock awards (“RSAs”), stock options and long term incentive performance awards (“LTIPs”) to determine your vested interest or other rights with respect to any such RSUs, RSAs, stock options or LTIPs granted to you under the applicable incentive plans of the Corporation, with the result that you will forfeit any RSUs, RSAs, options and LTIPs that under the terms of the applicable agreement are subject to forfeiture or are not vested as of that date; (d) the date on which you begin such employment or accept any such engagement as a consultant or independent contractor will be the date on which all benefits cease to which you are entitled by participation as an employee in the Corporation’s employee benefit plans, except that the Corporation will pay you, subject to applicable withholding and other taxes, your accrued vacation; and (e) your retirement date will be effective on the first day of the month following the date on which you begin such employment or accept any such engagement as a consultant or independent contractor.

11. Termination of Your Employment by the Corporation Prior to March 31, 2008 and Employee’s Breach of Agreement. In the event that the Corporation terminates your employment prior to March 31, 2008 on account of either (a) a breach by you of your obligations under this Agreement, or (b) in connection with your employment with the Corporation you engaged in an illegal or unethical act, or engaged in fraud or misrepresentation in respect of the recording or reporting of the results of operations of the Corporation’s Electronic Systems Business Area (or you were aware of such an act or misrepresentation by another person and did not advise the Corporation of that fact promptly), the Corporation’s obligations to provide you with the Benefits will immediately cease. In the event that (a) after

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March 31, 2008, the Corporation learns of any breach of your obligations under this Agreement by you that occurred on or before March 31, 2008 or you breach any of your obligations under this Agreement after March 31, 2008, or (b) the Corporation becomes aware on or before March 31, 2010 that in connection with your employment with the Corporation you engaged in an illegal or unethical act, or were aware of or engaged in fraud or misrepresentation in respect of the recording or reporting of the results of operations of the Corporation’s Electronics Systems Business Area, upon the written request of the Corporation you agree to repay to the Corporation all of the Benefits that the Corporation has extended to you under this Agreement after March 31, 2008. Within the 30 day period following receipt of the Corporation’s request, you may ask that the Senior Vice President, Human Resources review the Corporation’s basis for its request that you repay all of the Benefits paid under this Agreement. In the event, the Senior Vice President, Human Resources determines the Corporation’s request was valid, you agree to repay such Benefits within 30 days of his determination. Alternatively, or if you wish to further dispute the determination, within 30 days of the determination by the Senior Vice President, Human Resources, you may request that the matter be submitted to binding arbitration, to be held in Bethesda, Maryland in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of the arbitration shall be borne equally by you and the Corporation, and each party shall otherwise bear his or its own costs of the arbitration, including, without limitation, reasonable attorneys’ fees; provided however, that if the arbitrator determines that the Corporation did not have a valid basis for requesting the repayment of the Benefits, the Corporation will reimburse you for your costs and any reasonable attorneys’ fees incurred by you in the arbitration proceeding. The requirement to return the Benefits does not apply should you challenge the validity of your waiver of age discrimination claims under the ADEA and/or the OWPBA. However, the Corporation reserves its rights to restitution, recoupment or setoff should a challenge to the age discrimination waiver prove successful.

12. Acknowledgment of At Will Employment Status. By executing this Agreement, you acknowledge that your employment has been and continues to be an employment at will relationship and that, other than as expressly set forth in this Agreement, you have at no time been given any promises relating to the length of your employment with the Corporation. You further acknowledge that, other than as expressly set forth in this Agreement, no promises of future employment with the Corporation have been made to you and that your employment remains subject to termination by the Corporation.

13. Covenant not to Compete; Nonsolicitation. In consideration of the Corporation’s agreements set forth in this Agreement to provide the Benefits to you, which you acknowledge in paragraph 4 to be in excess of those benefits that you are or otherwise would be entitled to receive upon the termination of your employment with the Corporation, you agree as follows:

(a) Non-compete. You covenant and agree that for a period of two years from and after March 31, 2008 (or any earlier date on which your employment with the Corporation may terminate) that you will not, except with the express prior written consent of the Corporation, with respect to a Restricted Company (as defined in paragraph 13(b)), on your own or in association with others, either be directly or indirectly employed by a Restricted Company or engage in or be associated with or tender advice or services as an employee, advisor, director, officer, partner, consultant or other position, function or role that materially influences, controls,

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or affects the design, operation, research, manufacture, marketing, sale or distribution of products or services of the Restricted Company; provided however, that the restrictions in this paragraph 13(a) shall only apply to Restricted Company businesses that are (i) competitive with the LM Electronic Systems Business (as defined in paragraph 13(c)); and (ii) where the customer of the Restricted Company business is the U.S. Government or any agency or department of the U.S. Government (or where the products or services ultimately are used by or are for the U.S. Government or any agency or department of the U.S. Government).

(b) Definition of Restricted Company. For purposes of this paragraph 13, ‘Restricted Company” means The Boeing Company, Northrop Grumman Corporation, United Technologies Corporation, BAE Systems Inc., Raytheon Company, L-3 Communications Corporation, the Harris Corporation, Thales, EADS North America, Honeywell International Inc. or General Dynamics Corporation (or any affiliate of any of the foregoing).

(c) Definition of LM Electronic Systems Business. For purposes of this paragraph 13, “LM Electronic Systems Business” means the business of the Corporation’s Electronic Systems Business Area as described in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, together with any actual, planned, or development-stage products of the Electronic Systems Business Area, or services competitive with any actual, planned, or development-stage services of the Electronic Systems Business Area, with respect to which you obtained confidential information during your employment with the Corporation. As used in the preceding sentence, “planned products” and “planned services” mean those products and services that reasonably may be expected to be pursued by the Electronic Systems Business Area after the termination of your employment based on such factors as the Electronic Systems Business Area’s plans, operations, investments, expenditures and other similar factors prior to the date you no longer are the Executive Vice President of the Corporation responsible for the Electronic Systems Business Area. The Electronic Systems Business will also include businesses transferred to the Electronic Systems Business Area between December 31, 2006 and the date you are no longer the Executive Vice President of the Corporation responsible for that business area.

(d) Non-Solicit. You covenant and agree that for a period of two years from and after March 31, 2008 (or any earlier date on which your employment with the Corporation may terminate) that you will not, except with the express prior written consent of the Corporation, (i) for the benefit of any of the Restricted Companies, solicit, divert or accept business from any customer, supplier, distributor or manufacturer of or to the Corporation to the detriment of the Corporation, or otherwise interfere with the relationship between the Corporation and any customer, supplier, distributor or manufacturer of or to the Corporation to the detriment of the Corporation; or (ii) induce or attempt to induce any person who is an employee of the Corporation to perform work or services for any entity other than the Corporation.

(e) In the event the restrictions against engaging in a competitive activity contained in paragraphs 13(a) and (d) shall be determined by any court of competent jurisdiction to be unenforceable, in whole or in part, by reason of the restrictions extending for too great a period of time or over too great a geographical area or by reason of the restrictions being too extensive in any other respect, such court shall modify the terms thereof to the minimum extent necessary to make the restrictions enforceable to the fullest extent allowed, all as determined by such court in such action.

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(f) You acknowledge and agree that the restrictions set forth in this paragraph 13 are fair, reasonable in scope, and necessary to protect the legitimate business interests of the Corporation, including its interest in its goodwill, trade secrets, confidential information, and information concerning actual and prospective customers, suppliers, distributors, and manufacturers. You further acknowledge and agree that you have provided and prior to the termination of your employment with the Corporation will continue to provide unique and valuable services to the Corporation. You understand that the provisions of this paragraph 13 may affect or limit your ability to earn a livelihood in a business similar to or competitive with the LM Electronic Systems Business, but nevertheless believe and represent that you shall have sufficient assets, skills, and employment opportunities in non-competitive positions or roles and that you shall have received sufficient consideration, remuneration and other benefits from the Corporation to make enforceable the restrictions and limitations contained in this paragraph 13.

(g) You acknowledge that the Corporation may not have an adequate remedy at law and would be irreparably harmed if you breach or threaten to breach any of the provisions of paragraphs 5, 7 or 13 and, therefore, agree that the Corporation shall be entitled to seek injunctive relief to prevent any such breach or threatened breach and to seek specific performance of the terms of paragraphs 5, 7 or 13 (in addition to any other legal or equitable remedy the Corporation may have). Notwithstanding the above and without limiting the remedies of the Corporation in the event of a breach of paragraphs 5, 7, or 13, you (i) shall not be entitled to any future payments hereunder; and (ii) shall be required to repay to the Corporation any amounts paid pursuant to this Agreement after March 31, 2008. Other than with respect to matters subject to binding arbitration under paragraph 11, nothing in this Agreement shall be construed as prohibiting the Corporation or you from pursuing any other remedies or defenses at law or in equity that it or you may have under and in respect of this paragraph 13 or any other provision of this Agreement.

(h) In the event the Corporation fails to make any payment contemplated by this Agreement that is required to be paid to you hereunder and such failure remains uncured for a period of 30 days after the giving of written notice by you to the Corporation, which written notice specifies the payment that was required to be made and was not made, you may, upon written notice to the Corporation terminate your obligations under this paragraph 13 and seek specific performance of that payment by the Corporation or pursue any other legal or equitable remedy you may have; provided, however, that this paragraph 13(h) shall not apply if the Corporation withholds any payment for any matter subject to arbitration pursuant to paragraph 11, in which event you shall have the remedies provided in paragraph 11.

14. Corporation. For the purposes of this Agreement, the term “Corporation” or “Lockheed Martin” includes the Corporation and its affiliates as well as the predecessors and successors of the Corporation and their affiliates.

15. Entire Agreement. The understandings set forth in this Agreement represent the entire agreement between you and the Corporation with respect to the matters contained herein. Neither you nor the Corporation has relied upon any other agreements, understandings or representations. This Agreement supersedes any prior agreements or representations between

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you and the Corporation as to the subject matter contained herein. The Agreement may not be altered or modified except by mutual agreement between you and the Corporation, evidenced in writing and executed by both you and the Corporation and specifically identified as an amendment to this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland, without giving effect to the conflict of law provisions thereof.

You represent and acknowledge that, other than as expressly set forth in this Agreement, in executing this Agreement you are not relying upon any representation or statement made by any officer, director, employee, agent or other representative of the Corporation with regard to the subject matter, basis or effect of this Agreement.

16. Review and Revocation Rights. By signing below, you acknowledge that:

(a) You have been advised by the Corporation to consult with an attorney prior to executing this Agreement; and

(b) You understand that you have seven days following signing of this Agreement to revoke it, and that the Agreement will not become effective until the seven-day revocation period has expired without your revocation of this Agreement. You further understand and acknowledge that to be effective, any revocation must be in writing and either personally delivered to the Corporation, care of Kenneth J. Disken, Senior Vice President, Human Resources or sent by certified mail, return receipt requested to Mr. Disken at 6801 Rockledge Drive, Bethesda, Maryland 20817, by 5:00 p.m., Bethesda, Maryland time, on or before the seventh calendar day after you sign this Agreement.

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By signing below, you acknowledge that you have read the terms of this Agreement, fully understand the terms and their effect, are voluntarily agreeing to those terms of your own free will, and intend to be legally bound. Please return this Agreement to me by no later than August 31, 2007.

Sincerely,

/s/ Kenneth J. Disken
Kenneth J. Disken

THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS, PLEASE READ CAREFULLY BEFORE SIGNING.

Agreed to:

/s/ Robert B. Coutts
Name:	Robert B. Coutts	Date: August 10, 2007

APPENDIX A

Second Release of Claims

In consideration of the Management Incentive Compensation Plan (“MICP”) 2007 bonus payment (“MICP Bonus”) being provided to me under the terms of the Retirement Transition Agreement (“Agreement”) between Lockheed Martin Corporation (“Corporation”) and me concerning the termination of my employment dated August 10, 2007 (the “Agreement”), and the other Benefits (as defined in the Agreement) that the Corporation has agreed to pay or make available to me thereunder, which, absent the Agreement, a significant portion of which I otherwise would not be entitled to receive, I, on behalf of myself, my heirs, estate, executors, administrators, representatives, successors and assigns, and anyone claiming to be acting on my behalf or in my interest, hereby irrevocably and unconditionally release, acquit and forever discharge the Corporation, its affiliates, subsidiaries, benefit plans, related companies, partnerships and joint ventures, and their former, current and future officers, directors, shareholders, partners, employees, fiduciaries, agents, attorneys, insurers and representatives, whether acting in their individual or official capacities, and all persons acting by, through, or in concert with any of them, and all their predecessors, successors and assigns (all of which are hereinafter collectively referred to as the “Released Parties”), from any and all claims, demands, losses, liabilities, and causes of action or similar rights of any type arising or accruing on or before the date this Agreement is executed (whether known or unknown), as a result of or because of any act, omission, or failure to act by the Released Parties, including but not limited to those arising out of or relating in any way to my employment by, association with, or termination of employment with the Corporation (hereinafter collectively referred to as “Claims”). THIS IS A GENERAL RELEASE, subject only to the specific exceptions set forth in subparagraphs (b), (c) or (d) below.

(a) These Claims include, but are not limited to, any claims for monetary damages, wages, bonuses, commissions, unused sick pay, severance or similar benefits, expenses, attorneys’ fees or other indemnities, or other personal remedies or damages sought in any legal proceeding or charge filed with any court arising under the Age Discrimination in Employment Act (“ADEA”), including but not limited to the Older Workers Benefit Protection Act (“OWBPA”), except as it relates to the validity of this release under the ADEA as amended by the OWBPA, and Executive Order 11141, Executive Order 11246, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Federal Equal Pay Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the Uniformed Services Employment and Reemployment Rights Act, the Employee Retirement Income Security Act, the Workers Adjustment and Retraining Notification Act, the Fair Labor Standards Act, Article 49B of the Annotated Code of Maryland, the Maryland Equal Pay Act, and the Maryland Declaration of Rights, Montgomery County Code, Chapter 27, Article I, Section 27-1. The Claims released include, but are not limited to, claims arising under any other federal, state, or local laws or regulations restricting an employer’s right to terminate employees, or otherwise regulating employment, including but not limited to any federal, state, or local law enforcing express or implied employment contracts or covenants; any other federal, state or local laws providing relief for alleged wage and hour violations; wrongful discharge; breach of contract, including any and all tort claims, including but not limited to, physical or personal injury in any way related to my employment or termination of employment; emotional distress or stress claims in any way

Appendix A - Retirement Transition Agreement

related to my employment or termination of employment, intentional or negligent infliction of emotional distress, fraud, negligent misrepresentation, defamation, invasion of privacy, violation of public policy and similar or related claims and any and all claims arising under common law. The claims released include claims that in any way are brought by or on behalf of the government, whether or not the government joins the action such as via qui tam.

(b) Without limiting the generality of the foregoing, I agree not to file any lawsuit seeking monetary damages for myself and asserting any claims that are lawfully released in subparagraph (a). I further hereby irrevocably and unconditionally waive any and all rights to recover any relief and damages concerning the claims that are lawfully released in subparagraph (a).

(c) Notwithstanding the foregoing, I am not releasing (1) my right to enforce this Agreement; (2) any rights to benefits I may have under the Corporation’s retirement plans or programs; (3) any claims arising under any Federal or state securities laws that I may have as a stockholder of the Corporation; (4) any claims for unemployment compensation; (5) any claims for benefits under the Maryland Workers Compensation Act; (6) any claims solely relating to the validity of this Release of Claims under the ADEA, as amended; (7) any indemnification rights, under the same eligibility rules, as afforded to all other current or former employees of the Corporation pursuant to the Corporation’s bylaws and/or applicable state law; or (8) my right to file a charge with the U.S. Equal Employment Opportunity Commission or any similar state or local government agency.

(d) No Federal, state or local government agency is a party to this Agreement, and none of the provisions of this Agreement restrict or in any way affect a government agency’s authority to investigate or seek relief in connection with any of the Claims. However, if a government agency were to pursue any matters falling within the Claims, which it is free to do, the Corporation and I agree that, as between the Corporation and me, this Agreement will control as the exclusive remedy and full settlement of all such Claims by me for money damages. The Agreement is a binding contract between two private parties— the Corporation and me. Therefore, the Agreement affects the two parties’ rights only, with no impact on any government agency.

(e) I hereby represent and warrant that I have not previously filed or joined in any Claims released herein against any of the Released Parties or assigned any Claims described in this Release to any third parties.

Review and Revocation Rights. By signing below, I acknowledge that:

(a) I have been advised by the Corporation to consult with an attorney prior to executing this Release; and

(b) I have been given at least 21 days to consider this Release before signing. I further understand that I have seven days following signing of this Release to revoke it, and that the entitlement to receive the MICP Bonus will not become effective until the seven-day revocation period has expired without my revocation of it. I further understand and acknowledge that to be effective, the revocation must be in writing and either personally delivered to the Corporation, care of Kenneth J. Disken, Senior Vice President, Human Resources, or sent by certified mail, return receipt requested to Mr. Disken at 6801 Rockledge Drive, Bethesda, Maryland 20817 by 5:00 p.m. on or before the seventh calendar day after I sign the Release.

Appendix A - Retirement Transition Agreement

By signing below, I acknowledge that I have read the terms of this Release, fully understand its terms and their effect, are voluntarily agreeing to those terms of your own free will, and intend to be legally bound.

THIS DOCUMENT CONTAINS A GENERAL RELEASE OF CLAIMS, PLEASE READ CAREFULLY BEFORE SIGNING.

Name: Robert B. Coutts	Date